UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2018

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2018, TimkenSteel Corporation (the “Company”) announced that Christopher J. Holding, Executive Vice President & Chief Financial Officer, will terminate his employment with the Company effective September 23, 2018. In connection with his separation from the Company, Mr. Holding generally will be entitled to receive the compensation and benefits for a “termination without cause” under the terms of a severance agreement he had previously entered into with the Company.
Previously, on September 20, 2018, the Company’s Board of Directors elected Kristopher R. Westbrooks as Executive Vice President & Chief Financial Officer of the Company, effective as of September 24, 2018. Mr. Westbrooks will serve as the Company’s principal financial officer and principal accounting officer.
Mr. Westbrooks, age 40, was most recently with A. Schulman, Inc. (“Schulman”), an international supplier of high-performance plastic formulations, resins, and services, where he served as Vice President, Chief Accounting Officer and Corporate Controller since April 2015. Prior to serving in that position, Mr. Westbrooks served as Schulman’s Corporate Controller from July 2013 to April 2015, Senior Manager - Global Corporate Controlling & Reporting from March 2013 until July 2013, and Assistant Corporate Controller from May 2011 until March 2013. Prior to joining Schulman, Mr. Westbrooks served as Global Accounting Consultation Manager and Senior Financial Analyst for The Procter & Gamble Company, a multinational manufacturer of consumer goods, from April 2009 until May 2011.
Mr. Westbrooks will be entitled to receive the following compensation in connection with his service as Executive Vice President & Chief Financial Officer of the Company:

•	an initial base salary of $391,850 per year;

•	participation in the Company’s Annual Performance Award plan; and

•	participation in the Company’s long-term incentive plan, as well as other standard benefit programs.

In connection with his appointment, on September 24, 2018 (the “Grant Date”) Mr. Westbrooks will be awarded an option to purchase common shares of the Company with a value of approximately $46,676 and restricted stock units with a value of approximately $108,912 under the Company’s Amended and Restated 2014 Equity and Incentive Compensation Plan. The actual number of stock options and restricted stock units to be awarded will be determined on the Grant Date by dividing the values noted above by the average closing price for TimkenSteel common shares on the New York Stock Exchange for the five trading days immediately preceding the Grant Date.
Mr. Westbrooks also will enter into a severance agreement, substantially in the form of the Form of Severance Agreement that is filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), and an indemnification agreement, substantially in the form of the Form of Officer Indemnification Agreement that is filed as Exhibit 10.10 to the 2017 Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	September 21, 2018	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel & Secretary